Exhibit 99.1

CanArgo Energy Corporation

FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

Third Quarter Results Announced

November 15, 2004 — Guernsey, Channel Islands, CanArgo Energy Corporation (“CanArgo”) (OSE:CNR, AMEX:CNR) today announced its unaudited results for the nine-month period ended September 30, 2004. A summary of these results is attached.

For the nine-month period ending September 30, 2004, Operating Revenue from Continuing Operations was $7,446,862 compared to $5,495,482 for the same period of 2003, an increase of 36%. In the third quarter of 2004, Operating Revenue from Continuing Operations was $2,007,838 compared to $2,078,553 for the second quarter of 2004.

A Net Loss of $2,548,789 was reported for the three-month period ending September 30, 2004 compared to a Net Income of $313,718 for the three-month period ending September 30, 2003 and a Net Loss of $2,475,178 for the nine-month period ending September 30, 2004 compared to a Net Loss of $697,080 for the nine-month period ending September 30, 2003. The Net Loss for the three-month ending September 30, 2004 was affected by additional Selling, general and administrative and Other Expenses. Selling, general and administrative expenses were $1,602,902 in the third quarter of 2004 compared to $503,328 in the third quarter of 2003. The increase in Selling, general and administrative expenses was caused primarily by additional internal costs associated with the successful global public offering which closed during the period and which raised $33,404,893 net of costs to finance primarily our development and appraisal activities in Georgia. Other Expenses of $1,242,780 were recorded in the third quarter of 2004 compared to Other Expenses of $3,941 in the third quarter of 2003. During the third quarter of 2004, Other Expenses included expenses relating to the accounting treatment of warrants attached to loan agreements and accrued liabilities in respect of a potential insurance retention following the N100 well blow out at the Ninotsminda field during the period.

Net cash provided by financing activities of $35,175,708, primarily due to the successful global public offering, and Net cash generated by operating activities of $758,586 for the nine-month period ending September 30, 2004 contributed to an overall Net increase in cash and cash equivalents of $30,834,693. As of September 30, 2004 we had total cash and cash equivalents of $34,306,945, which will be used to progress our capital programs.

On the production and development front in Georgia work continues on the preparation of wells on the Ninotsminda and Samgori fields for the planned Under Balanced Coiled Tubing Drilling (“UBCTD”) program with Weatherford International, and the shipping of the necessary equipment to Georgia.

The coil, spool and power stand, together with ancillary equipment is now constructed and is currently being shipped to Georgia where it is expected to arrive later this month. The equipment will then be mobilised to the first of the planned wells, which is anticipated to commence operations in early December. Significant work is underway at several well locations to prepare for the arrival of the UBCTD equipment. These include the N100, N22 and N30 wells on the Ninotsminda field, which are currently shut-in, and three wells on the Samgori Field, including the recently drilled S302 (Lizi #1) well. This preparation work includes the drilling of new vertical pilot holes, sidetracking existing wells, and cutting of casing windows for the horizontal wellbores. The final choice of the first well for the UBCTD program will be made in the next two weeks. The newly drilled Samgori S302 vertical well reached total depth of 2,370 metres (7,776 feet), some 85 metres (279 feet) into the Middle Eocene reservoir, having encountered the reservoir significantly above the highest prognosed oil-water contact, with substantial mud losses indicating permeability, and with oil being recovered from the well. This well has been drilled as a pilot hole for up to three multilateral horizontal well bores which will be completed as part of the UBCTD program. CanArgo Rig #2 which drilled the well has now been moved to the Ninotsminda N30 well to prepare that well for the UBCTD program.

The appraisal of the Manavi Cretaceous oil discovery is moving ahead. Additional equipment has been sourced to re-commence drilling on the Manavi M11Z well, where, as previously reported, over-pressured swelling clays in the section above the reservoir have caused significant drilling problems. We anticipate this equipment arriving in Georgia later this month and will recommence drilling operations in early December. Once we have reached the top of the reservoir section the well will be fully tested and completed using the UBCTD unit. We have requested mobilisation of the drilling rig planned for the M12 and M13 wells, with the intention of commencing the Manavi M12 appraisal well in March/April 2005. Drilling will re-commence on the Norio MK72 well in early 2005 once a drilling crew becomes available either from the M11Z well, or from one of the wells in the UBCTD program.

Dr David Robson, President of CanArgo commented, “Our program in Georgia is moving ahead, both in terms of the under-balanced coiled tubing drilling, and our appraisal program on Manavi. Our drill crews and technical personnel are working very hard to ensure that wells are prepared for the UBCTD unit when it arrives later this month, and I am personally looking forward very much to seeing the commencement and the results of this exciting program — the first time such technology has been applied in this region. The sidetracking of Manavi M11 has proved difficult, particularly with the difficult drilling conditions in the section above the reservoir, but with the new equipment we are currently mobilising to Georgia we are hopeful that we can make good progress on completing this important well. We are currently involved in an extremely busy period of activity in Georgia, and we should be seeing the results of this work during the first quarter of next year.”

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia and the Caspian area.

The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

For more information please contact:

CANARGO ENERGY CORPORATION
Julian Hammond, Investor Relations Manager
Tel: +44 7740 576 139
Fax: +44 1481 729 982
e-mail: info@canargo.com

NORWAY
Regina Jarstein
Gambit H&K AS
Tel: + 47 95213451

USA
Michael Wachs
CEOcast.com
Tel: + 1 212 732 4300

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Financial Statements (Unaudited)
Consolidated Condensed Balance Sheets

	September 30,	December 31,
	2004	2003
	(Unaudited)	(Audited)
Cash and cash equivalents	$34,306,945	$3,472,252
Accounts receivable	32,021	161,772
Inventory	166,379	468,793
Prepayments	950,383	961,588
Assets held for sale	12,022,788	10,346,077
Other current assets	898,354	206,532

Total current assets	$48,376,870	$15,617,014
Capital assets, net (including unevaluated amounts of $30,267,886 and $25,937,794 respectively)	69,561,767	57,668,233
Other Intangible assets	433,376	—
Investments in and advances to oil and gas and other ventures — net	15,610	75,000

Total Assets	$118,387,623	$73,360,247

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable — trade	$810,373	$483,282
Advance from joint venture partner	—	773,146
Loans payable	1,500,000	102,179
Other liabilities	6,244,576	5,473,823
Income taxes payable	10,500	97,500
Accrued liabilities	1,898,523	349,487
Liabilities held for sale	5,664,693	4,447,706

Total current liabilities	$16,128,665	$11,727,123
Long term debt	748,878	—
Provision for future site restoration	162,500	152,000
Minority interest in subsidiaries	2,929,616	4,772,683

Total Liabilities	$3,840,994	$4,924,683

Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.10; authorized — 300,000,000 shares; shares issued and outstanding — 195,132,089 at 2004 and 105,617,988 at 2003	19,513,208	10,561,798
Capital in excess of par value	184,495,890	146,401,804
Deferred compensation expense	(3,171,026)	—
Accumulated other comprehensive income (deficit)	163,768	(146,463)
Accumulated deficit	(102,583,876)	(100,108,698)

Total stockholders’ equity	$98,417,964	$56,708,441

Total Liabilities and Stockholders’ Equity	$118,387,623	$73,360,247

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Financial Statements (Unaudited)
Consolidated Condensed Statements of Operations

	Three Months Ended September, 30		Nine Months Ended September, 30
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Revenues from Continuing Operations:
Oil and gas sales	$2,007,838	$2,468,029	$7,446,862	$5,271,874
Other	—	26,000	—	223,608

	2,007,838	2,494,029	7,446,862	5,495,482

Operating Expenses:
Field operating expenses	457,663	384,954	1,690,623	1,082,929
Direct project costs	591,454	266,378	1,218,589	690,508
Selling, general and administrative	1,602,983	503,328	3,728,290	1,908,212
Non cash stock compensation expense	158,446	—	158,446	276,507
Depreciation, depletion and amortization	458,832	1,064,489	2,265,877	2,360,280
Impairment of oil and gas properties	64,552	—	64,552	—
Impairment of oil and gas ventures	75,000	—	75,000	—
Gain (loss) on disposition of subsidiary	—	—	(335,014)	—

	3,408,930	2,219,149	8,866,363	6,318,436

Operating Loss from Continuing Operations	(1,401,092)	274,880	(1,419,501)	(822,954)

Other Income (Expense):
Interest, net	(408,259)	(15,168)	(664,645)	(21,047)
Other	(834,521)	(74,832)	(933,241)	(86,162)
Equity income from investments	—	86,059	—	129,089

Total Other Income (Expense)	(1,242,780)	(3,941)	(1,597,886)	21,880

Loss from Continuing Operations Before Minority Interest and Taxes	(2,643,872)	270,939	(3,017,387)	(801,074)
Minority interest in loss (income) of consolidated subsidiaries	(301)	—	—	23

Loss from Continuing Operations	(2,644,173)	270,939	(3,017,387)	(801,051)
Net Income (Loss) from Discontinued Operations, net of taxes and minority interest	95,384	42,779	542,210	62,681
Cumulative effect of change in accounting principle	—	—	—	41,290

Net Income (Loss)	$(2,548,789)	$313,718	$(2,475,178)	$(697,080)

Weighted average number of common shares outstanding
- Basic	120,589,698	99,117,076	113,468,383	97,949,613

- Diluted	120,589,698	102,675,849	113,468,383	97,949,613

Basic Net Income (Loss) Per Common Share — Before Cumulative Effect of Change in Accounting Principle
- from continuing operations	$(0.02)	$0.00	$(0.03)	$(0.01)
- from discontinued operations	$0.00	$0.00	$0.00	$0.00
- cumulative effect of change in accounting principle, net of Income tax	$—	$—	$—	$0.00

Net Income (Loss) Per Common Share — Basic	$(0.02)	$0.00	$(0.02)	$(0.01)

Diluted Net Income (Loss) Per Common Share — Before Cumulative Effect of Change in Accounting Principle
- from continuing operations	$(0.02)	$0.00	$(0.03)	$(0.01)
- from discontinued operations	$0.00	$0.00	$0.00	$0.00
- cumulative effect of change in accounting principle, net of Income tax	$—	$—	$—	$0.00

Net Income (Loss) Per Common Share — Diluted	$(0.02)	$0.00	$(0.02)	$(0.01)

Other Comprehensive Income:
Foreign currency translation	90,708	11,811	310,231	(12,270)

Comprehensive Income (Loss)	$(2,458,081)	$325,529	$(2,164,947)	$(709,350)

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